Exhibit 10.1

175 Water Street
27th Floor
New York, NY 10038
Chartis Property Casualty Company
Chartis Insurance Company of Canada
American Home Assurance Company
Commerce and Industry Insurance Company
Granite State Insurance Company
Lexington Insurance Company
National Union Fire Insurance Company of Pittsburgh, Pa.
New Hampshire Insurance Company
The Insurance Company of the State of Pennsylvania
AGREEMENT OF INDEMNITY
     THIS AGREEMENT of indemnity, made and entered into this 7th day of May, 2010 by Integrated Electrical Services, Inc. and the companies listed on Exhibit A attached hereto or any of their present or future subsidiaries or affiliates including, but not limited to, any Limited Liability Company (LLC), whether alone or in joint venture with others not named herein, and any corporation, partnership, or person upon its written request, (hereinafter called the Principal) and the companies listed on Exhibit B attached hereto (collectively, and together with the Principal, hereinafter called the Indemnitors) and Chartis Property Casualty Company, Chartis Insurance Company of Canada, American Home Assurance Company, Commerce & Industry Insurance Company, Granite State Insurance Company, Lexington Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., New Hampshire Insurance Company and The Insurance Company of the State of Pennsylvania, and any and all affiliates, subsidiaries, successors and assigns thereof, hereinafter individually and collectively referred to as “SURETY”.
WITNESSETH:
     WHEREAS, the Principal, in the performance of contracts and the fulfillment of obligations generally, whether in its own name solely or as co-adventurer with others, may desire or be required to give or procure certain surety bonds, undertakings or instruments of guarantee, and to renew, or continue or substitute from time to time the same, or new bonds, undertakings or instruments of guarantee with the same or different penalties, and/or conditions, any one or more of which are hereinafter called Bonds; or the Principal or Indemnitors may request the Surety to refrain from canceling said Bonds; and
     WHEREAS, at the request of the Principal and the Indemnitors and upon the express understanding that this Agreement of Indemnity be given, the Surety has executed or procured to be executed, and may from time to time hereafter execute or procure to be executed, said Bonds on behalf of the Principal; and
     WHEREAS, the Indemnitors have a substantial, material and beneficial interest in the obtaining of the Bonds or in the Surety’s refraining from canceling said Bonds.
     NOW, THEREFORE, in consideration of the premises the Principal and Indemnitors for themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, hereby covenant and agree with the Surety, as follows:
PREMIUMS
     FIRST: The Principal and Indemnitors will pay to the Surety in such manner as may be agreed upon all premiums and charges of the Surety for Bonds in accordance with its rate filings, its manual of rates, or as otherwise agreed upon, until the Principal or Indemnitors shall serve evidence satisfactory to the Surety of its discharge or release from the Bonds and all liability by reason thereof.
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INDEMNITY; DISCHARGE
     SECOND: The Indemnitors shall exonerate, indemnify, and keep indemnified the Surety from and against any and all liability for losses and/or expenses of whatsoever kind or nature (including, but not limited to, interest, court costs and counsel fees) and from and against any and all such losses and/or expenses which the Surety may sustain and incur: (1) by reason of having executed or procured the execution of the Bonds, including, without limitation, making any investigation in connection with any Bond, prosecuting or defending any action and obtaining the release of any Bond, (2) by reason of the failure of the Indemnitors to perform or comply with the covenants and conditions of this Agreement or (3) in enforcing any of the covenants and conditions of this Agreement. Payment by reason of the aforesaid causes shall be made to the Surety by the Indemnitors as soon as liability exists or is asserted against the Surety, whether or not the Surety shall have made any payment therefor. An itemized statement sworn to by the Surety, or the voucher or vouchers or other evidence of payment, compromise or liability shall be prima facie evidence of the fact and amount of the Indemnitors’ liability under this Agreement. In the event of any payment by the Surety, the Indemnitors further agree that in any accounting between the Surety and the Principal, or between the Surety and the Indemnitors, or either or all of them, the Surety shall be entitled to charge for any and all disbursements made by it in good faith in and about the matters herein contemplated by this Agreement under the belief that it is or was liable for the sums and amounts so disbursed, or that it was necessary or expedient to make such disbursements, whether or not such liability, necessity or expediency existed; and that the vouchers or other evidence of any such payments made by the Surety shall be prima facie evidence of the fact and amount of the liability to the Surety. The Indemnitors will, at the request of the Surety, procure the discharge of the Surety from any Bond and all liability by reason thereof. Upon such discharge or release, the Surety shall return to the Principal any portion of any premium paid which is unearned as a result of such discharge or release.
ASSIGNMENT
     THIRD: The Indemnitors hereby assign, transfer and set over, to the Surety, as collateral, to secure the obligations in any and all of the paragraphs of this Agreement and any other indebtedness and liabilities of the Indemnitors to the Surety, whether heretofore or hereafter, incurred, the assignment in the case of each contract to become effective as of the date of the bond covering such contract: (a) all of the Principals’ and Indemnitors’ rights, title and interest in, and arising in any manner out of, all contracts referred to in the Bonds (whether or not bonded), or in, or arising in any manner out of the Bonds; (b) any and all sums that may be due or hereafter become due on account of any and all contracts referred to in the Bonds including, but not limited to, all percentages retained, progress payments, deferred payments, compensation for extra work and proceeds of damage claims; (c) all of the Principals’ and Indemnitors’ rights, title and interest in and to all machinery, supplies, equipment, plant, tools and materials of every nature and description which are now, or may hereafter be, about or upon the site or sites of any and all of the contractual work referred to in the Bonds or elsewhere, including materials purchased for or chargeable to any and all contracts referred to in the Bonds, materials which may be in process of construction, in storage elsewhere, or in transportation to any and all of said sites; (d) all proprietary systems, software or any other assets of a similar nature which are employed by the Principals in connection with any and all contractual work referred to in the bonds; (e) all of the Principals’ and Indemnitors’ rights, title and interest in and to all subcontracts let or to be let in connection with any and all contracts referred to in the Bonds, and in and to all surety bonds supporting such subcontracts; (f) all actions, causes of actions, claims and demands whatsoever which the Principal and Indemnitors may have or acquire against any subcontractor, laborer or materialman, or any person furnishing or agreeing to furnish or supply labor, material, supplies, machinery, tools or other equipment in connection with or on account of any and all contracts referred to in the Bonds; and against any surety or sureties of any subcontractor, laborer, or materialman and (g) all proceeds of the foregoing.
TRUST FUND
     FOURTH: If any of the Bonds are executed in connection with a contract which by its terms or by law prohibits the assignment of the contract price, or any part thereof, the Principal and Indemnitors covenant and agree that all payments received for or on account of said contract shall be held as a trust fund in which the Surety has an interest, for the payment of obligations incurred in the performance of the contract and for labor, materials, and services furnished in the prosecution of the work provided in said contract or any authorized extension or modification thereof; and, further, it is expressly understood and declared that all monies due and to become due under any contract or contracts covered by the Bonds are trust funds, whether in the possession of the Principal or Indemnitors or otherwise, for the benefit of and for payment of all such obligations in connection with any such contract or contracts for which the Surety would be liable under any of said Bonds, which said trust also inures to the benefit of the Surety for any liability or loss it may have or sustain under any said Bonds, and this Agreement and declaration shall also constitute notice of such trust.
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UNIFORM COMMERCIAL CODE
     FIFTH: That this Agreement shall constitute a Security Agreement to the Surety and also a Financing Statement, both in accordance with the provisions of the Uniform Commercial Code of every jurisdiction wherein such Code is in effect and may be so used by the Surety without in any way abrogating, restricting or limiting the rights of the Surety under this Agreement or under law, or in equity.
TAKEOVER
     SIXTH: In the event of any breach or default asserted by the obligee in any Bonds, or the Principal has abandoned the work on or forfeited any contract or contracts covered by any Bonds, or has failed to pay obligations incurred in connection therewith, or in the event of bankruptcy of the Principal, or the appointment of a receiver or trustee for the Principal, or the property of the Principal, or in the event of an assignment for the benefit of creditors of the Principal, or if any action is taken by or against the Principal under or by virtue of Title 11 of the United States Code (the “Act”), as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, or should reorganization or arrangement proceedings be filed by or against the Principal under said Act, or if any action is taken by or against the Principal under the insolvency laws of any state, possession, or territory of the United States the Surety shall have the right, at its option and in its sole discretion and is hereby authorized, with or without exercising any other right or option conferred upon it by law or in the terms of this Agreement, to take possession of any part or all of the work under any contract or contracts covered by any Bonds, and at the expense of the Principal and Indemnitors to complete or arrange for the completion of the same, and the Principal and Indemnitors shall promptly upon demand pay to the Surety all losses, and expenses so incurred.
CHANGES
     SEVENTH: The Surety is authorized and empowered, without notice to or knowledge of the Indemnitors to assent to any change whatsoever in the Bonds, and/or any contracts referred to in the Bonds, and/or in the general conditions, plans and/or specifications accompanying said contracts, including, but not limited to, any change in the time for the completion of said contracts and to payments or advances thereunder before the same may be due, and to assent to or take any assignment or assignments, to execute or consent to the execution of any continuations, extensions or renewals of the Bonds and to execute any substitute or substitutes therefor, with the same or different conditions, provisions and obligees and with the same or larger or smaller penalties, it being expressly understood and agreed that the Indemnitors shall remain bound under the terms of this Agreement even though any such assent by the Surety does or might substantially increase the liability of said Indemnitors. The Surety shall endeavor to keep the Indemnitors informed about changes related to the Bonds but failure to do so shall not waive any of the Surety’s rights hereunder or under law or in equity.
ADVANCES
     EIGHTH: The Surety is authorized and empowered to guarantee loans, to advance or lend to the Principal any money, which the Surety may see fit, for the purpose of any contracts referred to in, or guaranteed by the Bonds; and all money expended in the completion of any such contracts by the Surety, or lent or advanced from time to time to the Principal, or guaranteed by the Surety for the purposes of any such contracts, and all costs, and expenses incurred by the Surety in relation thereto, unless repaid with legal interest by the Principal to the Surety when due, shall be presumed to be a loss by the Surety for which the Principal and the Indemnitors shall be responsible, notwithstanding that said money or any part thereof should not be so used by the Principal.
REPORTING; BOOKS AND RECORDS
     NINTH: During the term of this Agreement, each Indemnitor agrees to maintain a system of accounting established and administered in accordance with United States generally accepted accounting principles (“GAAP”) and to furnish to the Surety:
1. Within 90 days after the end of each fiscal year, a consolidated balance sheet of the Indemnitors and their subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of cash flows of each Indemnitor and its subsidiaries for such fiscal year, together with a report thereon of a nationally recognized independent public accounting firm accompanied by (a) any management letters prepared by said accounting firm, and (b) a certificate of the chief financial officer or chief accounting officer of such Indemnitor that they have obtained no knowledge of any default or unmatured default under any of the terms, covenants, provisions or conditions of any credit facility agreements insofar as they relate to accounting matters, or if any default or unmatured default shall exist, stating the nature and status thereof.
2. Within 45 days after the end of each of the first three quarterly periods of each fiscal year a consolidated balance sheet and consolidated statements of income and retained earnings and of cash flows of Indemnitors and its subsidiaries
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as at the end of such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year end audit adjustments) by the chief financial officer or chief accounting officer of such Indemnitor as having been prepared in accordance with GAAP and that they have obtained no knowledge of any default or unmatured default under any of the terms, covenants, provisions or conditions of any credit facility agreements insofar as they relate to accounting matters, or if any default or unmatured default shall exist, stating the nature and status thereof.
3. Within 15 days of the end of each fiscal quarter, a confirmation of the amount of available credit remaining under any credit facilities.
4. No less than 5 business days prior thereto, notice of any material modification, change, amendment or termination of any credit facility agreements.
5. Together with each of the financial statements required under subparagraphs 1 and 2 above, a compliance certificate showing the calculations necessary to determine compliance with any credit facility agreements and stating that no default or unmatured default exists, or if any default or unmatured default exists, stating the nature and status thereof.
6. Notice to the Surety of any Event of Default under any credit facility agreements within ten (10) days of the occurrence thereof, unless such default has been waived or cured.
7. Within 5 business days of delivery thereof, any and all other certificates or notices required to be delivered to lenders or agents under any credit facility agreements to which an Indemnitor is party.
8. Within 10 days after an Indemnitor knows that any reportable event has occurred with respect to any employee benefit plan subject to Employee Retirement Income Security Act of 1974, as amended, a statement, signed by the Chief Financial Officer of such Indemnitor, describing said reportable event and the action which the Indemnitor proposes to take with respect thereto.
9. Within 10 days after Indemnitor’s receipt thereof, a copy of (a) any notice or claim to the effect that the Indemnitor or any of its subsidiaries is or may be liable to any person as a result of the release by the Indemnitor, any of its subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Indemnitor or any of its subsidiaries.
10. Promptly upon the furnishing thereof to the Indemnitor’s shareholders, copies of all financial statements, reports and proxy statements so furnished.
11. Promptly upon the filing thereof, copies of all filings made pursuant to the Securities Act of 1933, as amended and the 34 Act, except for those filed on Form S-8, which the Indemnitor or any Principal files with the Securities and Exchange Commission.
12. Promptly upon the Surety’s request, such information (including non-financial information) as the Surety may reasonably request from time to time as will facilitate on-site inspections and audit of Indemnitor’s books and records regarding all bonded contracts. Further, at any time, and until such time as the Surety’s liability under any and all Bonds is terminated, and the Surety is fully reimbursed all amounts due to it under this Agreement, the Surety shall have the rights of reasonable access to each Indemnitor’s books, records, and/or accounts for the purpose of inspection or copying; and each Indemnitor hereby specifically authorizes any financial institution, depository, materialman, supply house or other person, firm or corporation to furnish the Surety, at the Surety’s request and upon prior written notice to the Indemnitors, any information requested including, but not limited to, financial and credit reports relating to the Indemnitors’ financial condition, and as to any bonded contract performed, in progress or awarded, the status of the work, the condition of the performance of such contracts and payments of accounts. The Indemnitors agree to provide any additional releases, requests, waivers or any other documents required to allow the Surety access to the requested information.
13. Upon becoming aware of any demand, notice or proceeding which may result in liability to the Surety under any Bond, the Indemnitors shall provide notice promptly thereof.
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DECLINE EXECUTION
     TENTH: Unless otherwise specifically agreed in writing, the Surety may decline to execute any Bond and the Principal and Indemnitors agree to make no claim to the contrary in consideration of the Surety’s receiving this Agreement; and if the Surety shall execute a bid or proposal bond, it shall have the right to decline to execute any and all of the bonds that may be required in connection with any award that may be made under the proposal for which the bid or proposal bond is given and such declination shall not diminish or alter the liability that may arise by reason of having executed the bid or proposal bond.
NOTICE OF EXECUTION
     ELEVENTH: The Indemnitors hereby waive notice of the execution of said Bonds and of the acceptance of this Agreement, and the Indemnitors hereby waive all notice of any default, or any other act or acts giving rise to any claim under said Bonds, as well as notice of any and all liability of the Surety under said Bonds, and any and all liability on their part hereunder, to the end and effect that, the Indemnitors shall be and continue liable hereunder, notwithstanding any notice of any kind to which they might have been or be entitled, and notwithstanding any defenses they might have been entitled to make in respect of any notice.
SETTLEMENTS
     TWELFTH: The Surety shall have the right to adjust, settle or compromise any claim, demand, suit or judgment upon the Bonds, unless the Indemnitors shall request the Surety to litigate such claim or demand, or to defend such suit, or to appeal from such judgment, and shall deposit with the Surety, at the time of such request, cash or collateral satisfactory to the Surety in kind and amount, to be used in paying any judgment or judgments rendered or that may be rendered, with interest, costs, expenses and attorney’s fees, including those of the Surety.
SURETIES
     THIRTEENTH: In the event the Surety procures the execution of the Bonds by other sureties, or executes the Bonds with co-sureties, or reinsures any portion of said Bonds with reinsuring sureties, then all the terms and conditions of this Agreement shall inure to the benefit of such other sureties, co-sureties and reinsuring sureties, as their interest may appear.
SUITS
     FOURTEENTH: Separate suits may be brought hereunder as causes of action accrue, and the bringing of suit or the recovery of judgment upon any cause of action shall not prejudice or bar the bringing of other suits, upon other causes of action, whether theretofore or thereafter arising.
OTHER INDEMNITY
     FIFTEENTH: Except to the extent expressly set forth to the contrary in writing, the Indemnitors shall continue to remain bound under the terms of this Agreement even though the Surety may have from time to time heretofore or hereafter, with or without notice to or knowledge of the Indemnitors, accepted or released other agreements of indemnity or collateral in connection with the execution or procurement of said Bonds, from the Indemnitors or others, it being expressly understood and agreed by the Indemnitors that any and all other rights which the Surety may have or acquire against the Indemnitors and/or others under any such other or additional agreements of indemnity or collateral shall be in addition to, and not in lieu of, the rights afforded the Surety under this Agreement.
INVALIDITY
     SIXTEENTH: In case any of the parties mentioned in this Agreement fail to execute the same, or in case the execution hereof by any of the parties be defective or invalid for any reason, such failure, defect or invalidity shall not in any manner affect the validity of this Agreement or the liability hereunder of any of the parties executing the same, but each and every party so executing shall be and remain fully bound and liable hereunder to the same extent as if such failure, defect or invalidity had not existed. It is understood and agreed by the Indemnitors that the rights, powers, and remedies given the Surety under this Agreement shall be and are in addition to, and not in lieu of, any and all other rights, powers, and remedies which the Surety may have or acquire against the Indemnitors or others whether by the terms of any other agreement or by operation of law or otherwise.
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ATTORNEY IN FACT
     SEVENTEENTH: Effective upon the occurrence of, and only during the continuation of, a default under this agreement, the Indemnitors hereby irrevocably nominate, constitute, appoint and designate the Surety as their attorney-in-fact with the right, but not the obligation, to exercise all of the rights of the Indemnitors assigned, transferred and set over to the Surety in this Agreement, and in the name of the Indemnitors to make, execute, and deliver any and all additional or other assignments, documents or papers deemed necessary and proper by the Surety in order to give full effect not only to the intent and meaning of the within assignments, but also to the full protection intended to be herein given to the Surety under all other provisions of this Agreement. The Indemnitors hereby ratify and confirm all acts and actions taken and done by the Surety as such attorney-in-fact.
TERMINATION
     EIGHTEENTH: This Agreement may be terminated by the Indemnitors upon thirty day’s written notice sent by registered mail to the Surety at its principal bond office at 175 Water Street (27th Floor), New York, New York, 10038, but any such notice of termination shall not operate to modify, bar, or discharge the Indemnitors as to the Bonds that may have been theretofore executed or with respect to Bonds executed after the date of termination (i) upon the award of a contract to an Indemnitor on a bid or proposal with respect to which the Surety has executed a bid or proposal or similar bond prior to the date of termination or (ii) which the Surety has become obligated to issue prior to the date of termination. Such notice of termination shall operate only with respect to those Indemnitors upon whose behalf such notice of termination shall have been given.
PLACE IN FUNDS
     NINETEENTH: The Indemnitors will deposit with the Surety as collateral, promptly after receipt of the Surety’s written demand, the sum equal to an amount determined by the Surety, sufficient to discharge any claim made against the Surety on any Bond, whether or not the Surety has established or increased any reserve or made any payment therefor. At the Surety’s sole option, such collateral shall be in addition to and not in lieu of any other collateral that has been previously provided to the Surety. Upon (i) the occurrence of any Event of Default under that certain Loan and Security Agreement dated May 12, 2006, among Integrated Electrical Services, Inc. and the subsidiaries of Integrated Electrical Services, Inc. (as Borrowers), the lenders party thereto, Bank of America, N.A. (as Lender Agent), and the other parties thereto, as the same may be amended, modified, supplemented and extended from time to time, which is not waived by the lenders thereunder or (ii) the failure of the Indemnitors or any subsidiary or affiliate to pay when due any sum or sums of money equal to or in excess of $500,000 under any agreement, the Indemnitors will deposit with the Surety as collateral, promptly after receipt of the Surety’s written demand, the sum equal to the aggregate penal sum of the then outstanding Bonds, as determined by the Surety in its sole discretion regardless of whether any actual liability for loss exists under any of the Bonds.
GOVERNING LAW; JURISDICTION
     TWENTIETH: This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of laws principles. As to any legal action or proceeding related to this Agreement, the Indemnitors shall be subject to the jurisdiction of the federal courts, or if such courts do not have jurisdiction then the state courts, located in the Borough of Manhattan in the State of New York, and waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis. Indemnitors further waive personal service or any and all process.
OTHER SURETIES
     TWENTY-FIRST: The Indemnitors agree that the security and collateral terms agreed to by the Indemnitors for the benefit of the Surety shall be no less favorable to the Surety than those offered by the Indemnitors to other sureties.
INTERCREDITOR AGREEMENT
     TWENTY-SECOND: Each of the provisions set forth in this Agreement shall at all times remain subject to that certain Intercreditor Agreement, dated as of May __, 2010 (the “Intercreditor Agreement”), by and between National Union Fire Insurance Company of Pittsburgh, Pa., its Affiliates and Subsidiaries and their respective co-sureties and reinsurers, and their respective successors and permitted assigns and BANK OF AMERICA, N.A., as lender and as lender agent on behalf of the other Lenders and in the event of a conflict of terms between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.
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MISCELLANEOUS
     TWENTY-SECOND: This Agreement may not be changed or modified orally. No change or modification shall be effective unless made by written endorsement executed to form a part hereof.
     TWENTY-THIRD: Each Indemnitor has the requisite power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. Each Indemnitor’s execution and delivery of this Agreement and the performance of its respective obligations hereunder have been duly authorized by proper corporate or other proceedings, and this Agreement constitutes such Indemnitor’s legal, valid and binding obligation and is enforceable against such Indemnitor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     TWENTY-FOURTH: No information, exhibit or report furnished by any Indemnitor to the Surety in connection with the negotiation of, or compliance with this Agreement or in connection with any Bond, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.
[Signature page follows].
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IN WITNESS WHEREOF, the undersigned expressly recognize and covenant that this Agreement is a continuing obligation applying to and indemnifying the Surety as to any and all bonds heretofore or hereinafter executed by the Surety on behalf of the principal until this Indemnity Agreement shall be terminated.

INDEMNITORS and PRINCIPAL: INTEGRATED ELECTRICAL SERVICES, INC.
Attest:	By:
(Please Print or Type Name Below)		(Please Print or Type Name Below) (Corporate Seal)
Terry L. Freeman, Senior Vice President

IES RESIDENTIAL, INC.
IES COMMERCIAL, INC.
IES PROPERTIES, INC.
IES TANGIBLE PROPERTIES, INC.
IES PURCHASING & MATERIALS, INC.
IES CONSOLIDATION, LLC
IES SHARED SERVICES, INC.
IES OPERATIONS GROUP, INC.
IES REINSURANCE LTD.
ICS HOLDINGS LLC
INTEGRATED ELECTRICAL FINANCE, INC.
KEY ELECTRICAL SUPPLY, INC.
THOMAS POPP & COMPANY

Attest:	By:
(Please Print or Type Name Below)		(Please Print or Type Name Below) (Corporate Seal)
Terry L. Freeman, Vice President

IES MANAGEMENT ROO, LP
	By:	ICS HOLDINGS, LLC
Its General Partner

Attest:	By:
(Please Print or Type Name Below)		(Please Print or Type Name Below) (Corporate Seal)
Terry L. Freeman, Vice President
IES INDEMNITY AGREEMENT

IES MANAGEMENT LP
	By:	INTEGRATED ELECTRICAL SERVICES, INC.
Its General Partner

Attest:	By:
(Please Print or Type Name Below)		(Please Print or Type Name Below) (Corporate Seal)
Terry L. Freeman, Senior Vice President

Each signature affixed to this agreement must be acknowledged by a notary public. Attach certified copy of Resolution authorizing execution of this instrument by a corporation. Form B-103 may be used.
PARTNERSHIP ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this ___ day of ____________ 2010, be fore me personally appeared Terry L. Freeman, to me known and known to me to be a member of the firm of IES Management ROO, LP by ICS Holdings, LLC, its General Partner, described in and who executed the foregoing instrument, and he thereupon acknowledged to me that he executed the same as and for the act and deed of the said firm.

Notary Public
Commission Expires

STATE OF

COUNTY OF

On this ___ day of ____________ 2010, be fore me personally appeared Terry L. Freeman, to me known and known to me to be a member of the firm of IES Management, LP by Integrated Electrical Services, Inc., its General Partner, described in and who executed the foregoing instrument, and he thereupon acknowledged to me that he executed the same as and for the act and deed of the said firm.

Notary Public
Commission Expires

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CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this ___ day of ____________ 2010, be fore me personally appeared Terry L. Freeman, to me known to be the Senior Vice President of Integrated Electrical Services, Inc., the corporation executing the above instrument, and acknowledged said instruments to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said corporation and that said instrument was executed by order of the Board of Directors of said corporation.

Notary Public
Commission Expires

CORPORATE ACKNOWLEDGMENT

STATE OF

COUNTY OF

On this ___ day of ____________ 2010, be fore me personally appeared Terry L. Freeman, to me known to be the Vice President of IES Residential, Inc., IES Commercial, Inc., IES Properties, Inc., IES Tangible Properties, Inc., IES Purchasing & Materials, Inc., IES Consolidation, LLC, IES Shared Services, Inc., IES Operations, Group, Inc., IES Reinsurance Ltd., ICS Holdings LLC, Integrated Electrical Finance, Inc., Key Electrical Supply, Inc., and Thomas Popp & Company, Inc., the corporation executing the above instrument, and acknowledged said instruments to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned and on oath stated that the seal affixed is the seal of said corporation and that said instrument was executed by order of the Board of Directors of said corporation.

Notary Public
Commission Expires

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COPY OF RESOLUTION OF BOARD OF DIRECTORS AUTHORIZING CORPORATE
INDEMNITY OR SUBORDINATION
At a regular meeting of the Board of Directors of Integrated Electrical Services, Inc. (hereinafter called “Corporation”), duly called and held on the 7th day of May, 2010, a quorum being present, the following Preamble and Resolution were adopted:
“WHEREAS, this Corporation is materially interested through ownership or other interest in transactions pertaining to the general conduct of its business, including but not limited to various contracts or agreements in connection with which Integrated Electrical Services, Inc. and the companies listed on Exhibit A attached hereto or any present or future affiliate, subsidiary or any affiliate or subsidiary of either an affiliate or subsidiary, of Integrated Electrical Services, Inc. and the companies listed on Exhibit A attached hereto, whether alone or in joint venture with others not named herein (and/or any other corporation, partnership or person upon written request of the corporation) has applied or will apply to any of the Chartis U.S., Inc. or Chartis International, LLC companies (hereinafter called Surety), for certain bonds or undertakings of whatever kind or nature; and
“WHEREAS , the Surety is willing to execute such bonds or undertakings as Surety upon the written Indemnity of this Corporation and/or written subordination of moneys owed to this Corporation.”
“RESOLVED, that Terry L. Freeman, Senior Vice President, be and is hereby authorized and empowered, at any time prior or subsequent to the execution by said Surety of any such bonds or undertakings, to execute any and all indemnity agreements and amendments thereto or subordination agreements or agreements; and to execute any other or further agreements relating to any such bonds or undertakings or to any collateral that may have been deposited with the Surety in connection therewith; and to take any and all other actions that may be requested or required by the Surety; and that any and all actions previously taken by the said officers of the kind and nature above described be and they are hereby ratified and accepted.”
I, William L. Fiedler, Secretary of Integrated Electrical Services, Inc. have compared the foregoing preamble and resolution with the original thereof, as recorded in the Minute Book of said Corporation, and do certify that the same are correct and true transcripts therefrom, and of the whole of said original preambles and resolutions, which may have been amended, and are still in full force and effect.
Given under my hand and the seal of the Corporation, in the City of Houston, State of Texas, on this 7th day of May, 2010.

Affix Seal
William L. Fiedler, Secretary
Integrated Electrical Services, Inc.
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COPY OF RESOLUTION OF BOARD OF DIRECTORS AUTHORIZING CORPORATE
INDEMNITY OR SUBORDINATION
The following Preamble and Resolution were adopted by the Board of Directors of IES Residential, Inc., IES Commercial, Inc., IES Properties, Inc., IES Tangible Properties, Inc., IES Purchasing & Materials, Inc., IES Consolidation, LLC, IES Shared Services, Inc., IES Operations, Group, Inc., IES Reinsurance Ltd., ICS Holdings LLC, Integrated Electrical Finance, Inc., Key Electrical Supply, Inc., and Thomas Popp & Company, Inc. (hereinafter collectively called “Corporation”), by unanimous consent pursuant to the laws of their respective States of incorporation;
“WHEREAS, this Corporation is materially interested through ownership or other interest in transactions pertaining to the general conduct of its business, including but not limited to various contracts or agreements in connection with the Corporation, whether alone or in joint venture with others not named herein (and/or any other corporation, partnership or person upon written request of the corporation) has applied or will apply to any of the Chartis U.S., Inc. or Chartis International, LLC companies (hereinafter called Surety), for certain bonds or undertakings of whatever kind or nature; and
“WHEREAS , the Surety is willing to execute such bonds or undertakings as Surety upon the written Indemnity of this Corporation and/or written subordination of moneys owed to this Corporation.”
“RESOLVED, that Terry L. Freeman, Vice President, be and is hereby authorized and empowered, at any time prior or subsequent to the execution by said Surety of any such bonds or undertakings, to execute any and all indemnity agreements and amendments thereto or subordination agreements or agreements; and to execute any other or further agreements relating to any such bonds or undertakings or to any collateral that may have been deposited with the Surety in connection therewith; and to take any and all other actions that may be requested or required by the Surety; and that any and all actions previously taken by the said officers of the kind and nature above described be and they are hereby ratified and accepted.”
I, William L. Fiedler, Assistant Secretary of IES Residential, Inc., IES Commercial, Inc., IES Properties, Inc., IES Tangible Properties, Inc., IES Purchasing & Materials, Inc., IES Consolidation, LLC, IES Shared Services, Inc., IES Operations, Group, Inc., IES Reinsurance Ltd., ICS Holdings LLC, Integrated Electrical Finance, Inc., Key Electrical Supply, Inc., and Thomas Popp & Company, Inc. (hereinafter collectively called “Corporation”), have compared the foregoing preamble and resolution with the original thereof, as recorded in the Minute Book of said Corporation, and do certify that the same are correct and true transcripts therefrom, and of the whole of said original preambles and resolutions, which may have been amended, and are still in full force and effect.
Given under my hand and the seal of the Corporation, in the City of Houston, State of Texas, on this 7th day of May, 2010.

William L. Fiedler, Assistant Secretary
IES Residential, Inc.
IES Commercial, Inc.
IES Properties, Inc.
IES Tangible Properties, Inc.
IES Purchasing & Materials, Inc.
IES Consolidation, LLC
IES Shared Services, Inc.
IES Operations Group, Inc.
IES Reinsurance Ltd.
ICS Holdings LLC
Integrated Electrical Finance, Inc.
Key Electrical Supply, Inc.
Thomas Popp & Company, Inc.
IES INDEMNITY AGREEMENT

Exhibit A
PRINCIPALS

Employer Identification
Principal	Number	Address
IES Commercial, Inc.	16-1664197	1800 West Loop South, Suite 500 Houston, TX 77027
IES Consolidation LLC	26-0733980	1800 West Loop South, Suite 500 Houston, TX 77027
ICS Holdings LLC	04-3781605	1800 West Loop South, Suite 500 Houston, TX 77027
IES Management, LP	76-0569183	1800 West Loop South, Suite 500 Houston, TX 77027
IES Management ROO, LP	52-2114914	1800 West Loop South, Suite 500 Houston, TX 77027
IES Properties Inc.	76-0699590	1800 West Loop South, Suite 500 Houston, TX 77027
IES Purchasing & Materials, Inc.	26-0655043	1800 West Loop South, Suite 500 Houston, TX 77027
IES Residential, Inc.	74-1774028	1800 West Loop South, Suite 500 Houston, TX 77027
IES Shared Services, Inc.	26-0655112	1800 West Loop South, Suite 500 Houston, TX 77027
IES Tangible Properties, Inc.	26-0656949	1800 West Loop South, Suite 500 Houston, TX 77027
Integrated Electrical Finance, Inc.	76-0559059	1800 West Loop South, Suite 500 Houston, TX 77027
Integrated Electrical Services, Inc.	76-0542208	1800 West Loop South, Suite 500 Houston, TX 77027
Key Electrical Supply, Inc.	76-0285442	1800 West Loop South, Suite 500 Houston, TX 77027
IES Operations Group, Inc.	52-2110684	1800 West Loop South, Suite 500 Houston, TX 77027
IES Reinsurance Ltd.	90-0100467	1800 West Loop South, Suite 500 Houston, TX 77027
Thomas Popp & Company	31-1112666	1800 West Loop South, Suite 500 Houston, TX 77027

Exhibit B
INDEMNITORS

Employer Identification
Indemnitor	Number	Address
IES Commercial, Inc.	16-1664197	1800 West Loop South, Suite 500 Houston, TX 77027
IES Consolidation LLC	26-0733980	1800 West Loop South, Suite 500 Houston, TX 77027
ICS Holdings LLC	04-3781605	1800 West Loop South, Suite 500 Houston, TX 77027
IES Management, LP	76-0569183	1800 West Loop South, Suite 500 Houston, TX 77027
IES Management ROO, LP	52-2114914	1800 West Loop South, Suite 500 Houston, TX 77027
IES Properties Inc.	76-0699590	1800 West Loop South, Suite 500 Houston, TX 77027
IES Purchasing & Materials, Inc.	26-0655043	1800 West Loop South, Suite 500 Houston, TX 77027
IES Residential, Inc.	74-1774028	1800 West Loop South, Suite 500 Houston, TX 77027
IES Shared Services, Inc.	26-0655112	1800 West Loop South, Suite 500 Houston, TX 77027
IES Tangible Properties, Inc.	26-0656949	1800 West Loop South, Suite 500 Houston, TX 77027
Integrated Electrical Finance, Inc.	76-0559059	1800 West Loop South, Suite 500 Houston, TX 77027
Integrated Electrical Services, Inc.	76-0542208	1800 West Loop South, Suite 500 Houston, TX 77027
Key Electrical Supply, Inc.	76-0285442	1800 West Loop South, Suite 500 Houston, TX 77027
IES Operations Group, Inc.	52-2110684	1800 West Loop South, Suite 500 Houston, TX 77027
IES Reinsurance Ltd.	90-0100467	1800 West Loop South, Suite 500 Houston, TX 77027
Thomas Popp & Company	31-1112666	1800 West Loop South, Suite 500 Houston, TX 77027